Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement No. 333-121716 on Form S-8 of Tidelands Bancshares Inc. of our report dated March 2, 2015, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Tidelands Bancshares, Inc.,  for the year ended December 31, 2014.

/s/ Elliott Davis Decosimo, LLC

Charleston, South Carolina
March 2, 2015